                                                                    EXHIBIT 21.1

                              i2 TECHNOLOGIES, INC.
                              LIST OF SUBSIDIARIES

                  i2 Technologies Pty Ltd.                                                  Australia
                  iTWO Technologies Exports, Inc.                                           Barbados
                  i2 Technologies N.V.                                                      Belgium
                  i2 Technologies do Brasil Ltda.                                           Brazil
                  i2 Technologies (Canada), Inc.                                            Canada
                  InterTrans Logistics Solutions Ltd.                                       Canada
                  Aspect International Ltd.                                                 Cayman Islands
                  i2 Technologies (Cayman Islands) Ltd.                                     Cayman Islands
                  i2 Technologies China Ltd.                                                China
                  i2 Technologies A/S                                                       Denmark
                  i2 Technologies Finland Oy Ltd.                                           Finland
                  Aspect Development SARL                                                   France
                  i2 Technologies SARL                                                      France
                  Aspect Development Germany GmbH                                           Germany
                  i2 Technologies, GMBH                                                     Germany
                  Aspect Development India Private Limited                                  India
                  i2 Technologies India Private Limited                                     India
                  i2 Technologies S.r.l.                                                    Italy
                  Aspect Development K.K.                                                   Japan
                  i2 Technologies Japan, Inc.                                               Japan
                  i2 Technologies Korea, Ltd.                                               Korea
                  i2 Technologies (Malaysia) Sdn Bhd                                        Malaysia
                  i2 de Mexico S. de R.L.C.V.                                               Mexico
                  Aspect Development B.V.                                                   Netherlands
                  FreightMatrix.com Europe B.V.                                             Netherlands
                  i2 Technologies (Netherlands) B.V.                                        Netherlands
                  InterTrans Logistics Solutions B.V.                                       Netherlands
                  ASDV International N.V.                                                   Netherlands Antilles
                  i2 Technologies (N.A.) N.V.                                               Netherlands Antilles
                  FreightMatrix.com Asia Pacific Pte Ltd                                    Singapore
                  i2 Technologies PTE Ltd.                                                  Singapore
                  MStar SA (Pty) Ltd.                                                       South Africa
                  i2 Technologies SL                                                        Spain
                  i2 Technologies Sweden AB                                                 Sweden
                  Aspect Development Schweiz GmbH                                           Switzerland
                  InterTrans Logistics AG                                                   Switzerland
                  i2 Technologies Taiwan, Inc.                                              Taiwan
                  Aspect Development Europe Ltd.                                            United Kingdom
                  i2 Technologies Limited                                                   United Kingdom
                  Aspect Development, Inc.                                                  Delaware
                  Aspect Development International, Inc.                                    Delaware
                  FreightMatrix.com, Inc.                                                   Delaware
                  FreightMatrix.com - Americas, Inc.                                        Delaware
                  FreightMatrix.com - North America, Inc.                                   Delaware
                  Fulfillment Matrix.com, Inc.                                              Delaware

                                   (Continued)
                              i2 TECHNOLOGIES, INC.
                        LIST OF SUBSIDIARIES - CONTINUED

                  HighTechMatrix.com, Inc.                                                  Delaware
                  Infinite Supply, Inc.                                                     Delaware
                  i2 Federal, Inc.                                                          Delaware
                  i2 Technologies International Services, Inc.                              Delaware
                  i2 Technologies - Latin America, Inc.                                     Delaware
                  i2 Technologies, Limited                                                  Delaware
                  InterTrans Logistics Corp.                                                Delaware
                  Sales Marketing Administration Research
                    Tracking Technologies, Inc.                                             Delaware
                  ServiceMatrix.com, Inc.                                                   Delaware
                  SoftgoodsMatrix.com, Inc.                                                 Delaware
                  SupplyBase, Inc.                                                          Delaware
                  Stratman Software International, Inc.                                     Delaware
                  TelcoMatrix.com, Inc.                                                     Delaware
                  Solution Dynamics, Inc.                                                   New Jersey
                  SMART Technologies, Inc                                                   Texas